UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 8, 2025
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
Non-Exclusive License Agreement
On October 8, 2025, Lisata Therapeutics, Inc. (the “Company”) entered into a worldwide Non-Exclusive License Agreement (the “Non-Exclusive License Agreement” or the “Agreement”) with Catalent, Inc. (“Catalent”), pursuant to which the Company granted to Catalent, on a non-exclusive basis, certain of its intellectual property to exploit use of the Company’s novel iRGD cyclic peptide, certepetide, as an antibody drug conjugate (ADC) payload as part of Catalent’s SMARTag® ADC platform. Under the Agreement, Catalent will assume full responsibility for research, development, and commercialization costs.
Financial Terms. In connection with entering into the Non-Exclusive License Agreement, the Company is eligible to receive pre-determined development milestone payments of up to $10.5 million in the aggregate. The Company is also eligible to receive tiered revenue sharing on future sales and/or partnerships, subject to specified royalty reductions as set forth in the Agreement, as well as a portion of any sublicense consideration received from the grant of any sublicense or similar rights under any of the rights or licenses granted to Catalent under the Agreement. The Agreement will remain in effect until it expires on a product-by-product and country-by-country basis at the end of the royalty term.
Termination. Either party may terminate the Agreement upon the other party’s material breach, subject to specified notice and cure provisions, as well as resulting from the bankruptcy or insolvency of the other party. Catalent may also terminate the Agreement in its entirety at any time by giving the Company at least thirty (30) days prior written notice.
Right of First Negotiation. In connection with the Agreement, Catalent has agreed to grant the Company a right of first negotiation (“ROFN”) for a license, in the event Catalent initiates a specific, organized out-licensing process of an asset resulting from the Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President & Chief Executive Officer
Dated: October 8, 2025